Exhibit 4.1
WHIRLPOOL CORPORATION
CERTIFICATE OF DESIGNATED OFFICERS
May 7, 2020

Pursuant to Sections 2.1, 2.3 and 11.5 of the Indenture, dated as of March 20, 2000 (the “Indenture”), between Whirlpool Corporation (the “Company”) and U.S. Bank National Association (as successor to Citibank, N.A.), as Trustee (the “Trustee”), and pursuant to resolutions adopted by the Board of Directors of the Company on April 21, 2015 and April 16, 2018 (the “Company Resolutions”), the undersigned officers of the Company do hereby certify that there is hereby approved and established pursuant to the Indenture, $500,000,000 aggregate amount of the Company’s 4.600% Senior Notes due 2050 (the “Securities”) and under the Indenture whose terms shall be as set forth in Annex A, attached hereto.
The undersigned officers (i) have read the applicable provisions of the Indenture, (ii) have reviewed the form and terms of the Securities, (iii) in the opinion of the undersigned, have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the applicable conditions precedent under the Indenture have been complied with, (iv) hereby certify that the applicable conditions precedent under the Indenture have been complied with and (v) hereby certify that the form and terms of the Securities comply with the Indenture.
Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture.
[Signature Page Follows.]

IN WITNESS WHEREOF, each of the undersigned has signed this certificate.

Dated: May 7, 2020

By: /s/ JAMES W. PETERS
Name:    James W. Peters

Title:	Executive Vice President and Chief Financial Officer

By: /s/ JENNIFER L. POWERS
Name:    Jennifer L. Powers

Title:	Vice President and Treasurer

Certificate of Designated Officers

ANNEX A
4.600% Senior Notes due 2050
1.    The title of the Securities shall be the “4.600% Senior Notes due 2050” (the “Notes”).

2.    The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is initially limited to $500,000,000 (except for such Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.8, 2.9, 2.11 or 12.3 of the Indenture). Additional Notes ranking equally with the Notes in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes) may be authenticated and delivered under the Indenture from time to time, without notice to or the consent of the registered Holders of the Notes, provided that if such further Notes are not fully fungible with the Notes for U.S. federal income tax purposes, the Company will cause such further Notes to be issued under a CUSIP number that is different from the CUSIP number printed on the Notes. Such further Notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

3.    The Notes shall be offered at an offering price equal to 98.557% of their principal amount, plus accrued interest, if any, from May 7, 2020 to the date of delivery, and in payment for which the Company shall receive 97.682% of their principal amount, plus accrued interest, if any, from May 7, 2020 to the date of delivery, after a discount to the underwriters of the Notes of 0.875% of their principal amount.

4.    The stated maturity of the principal of the Notes shall be May 15, 2050.

5.    The Notes will bear interest at a fixed rate of 4.600% per annum.
Interest on the Notes will accrue from May 7, 2020, or from the most recent interest payment date to which interest has been paid or provided for, but excluding the relevant interest payment date. The Company will make interest payments on the Notes semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020, to the person in whose name such Notes are registered at the close of business on the immediately preceding May 1 or November 1, as applicable. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

If an interest payment date for the Notes falls on a day that is not a Business Day, the interest payment shall be postponed to the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date.
6.    The Notes will be redeemable at the option of the Company on the terms described in the body of the Note. Other than with respect to a Change of Control Repurchase Event (as defined in the body of the Note), the Notes will not be repayable at the option of the Holders prior to its stated maturity date. The Notes will not be subject to any sinking fund.

7.    The Notes will be issued in registered, book-entry form only without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

8.    The Notes shall be in such form or forms as may be approved by the authorized officers of the Company as provided in the Company Resolutions, such approval to be evidenced by the authorized officers’ manual or facsimile signature on the Notes, provided that such form or forms of the Notes are not inconsistent with the requirements of the Indenture or the Company Resolutions and are substantially in the form or forms attached hereto as Exhibit A-1.

9.    The Notes shall be issued in the form of one or more Global Securities registered in the name of The Depository Trust Company or its nominee, to be deposited with, or on behalf of, The Depository Trust Company, New York, New York.

10.    Payments of principal of, interest on, and any other amounts payable with respect to the Notes are to be denominated in Dollars.

11.    The Notes are not issuable in Tranches.

12.    The Notes are not convertible into Securities of any other Series.

13.    Both Section 10.1(B)(ii) and Section 10.1(B)(iii) of the Indenture apply to the Notes.

14.    The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this certificate or any document to be signed in connection with this certificate, including by the Trustee, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paperbased recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. For the avoidance of doubt, this certificate shall be deemed to amend the (1) first paragraph of Section 2.5 of the Indenture (i) to permit electronic signatures of the Securities by the officers specified therein and (ii) to remove the requirement that the corporate seal be affixed to the signature page of the Securities, and (2) to amend the first paragraph of Section 2.6 of the Indenture to permit a certificate of authentication by the Trustee to be executed by manual, electronic or facsimile signature and that any Note executed, authenticated and delivered in such manner shall be valid and obligatory for all purposes under the Indenture and entitled to the benefits thereunder.

EXHIBIT A
[FORM OF FACE OF NOTE]
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
Whirlpool Corporation

4.600% Senior Notes due 2050 (the “Notes”)
No. 1
CUSIP NO. 963320AX4        $500,000,000

WHIRLPOOL CORPORATION, a Delaware corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to on the reverse hereof, for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) or such other amount as indicated on the Schedule of Increases or Decreases in Global Note attached hereto, on May 15, 2050.
Interest Rate: 4.600% per annum

Interest Payment Dates: May 15 and November 15 of each year, commencing November 15, 2020
Record Dates: May 1 and November 1, as applicable, of each year
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
WHIRLPOOL CORPORATION

By:
Name:    James W. Peters

Title:	Executive Vice President and Chief Financial Officer

By:
Name:    Jennifer L. Powers

Title:	Vice President and Treasurer

Dated: May 7, 2020

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

Dated: May 7, 2020	U.S. Bank National Association (as successor to Citibank, N.A.), as Trustee By: Name: Title:

[FORM OF REVERSE OF NOTE]

Whirlpool Corporation

4.600% Senior Notes due 2050
Interest
The Company promises to pay interest on the principal amount of this Note at the rate per annum set forth above. Interest on the Notes will accrue from May 7, 2020 or from the most recent date to which interest has been paid or provided for, but excluding the relevant interest payment date. If an interest payment date falls on a day that is not a Business Day, the interest payment date shall be postponed to the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date.
The Company will pay interest semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2020, to the person in whose name this Note is registered at the close of business on the immediately preceding May 1 and November 1, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Optional Redemption of Notes
The Company may, at its option, redeem the Notes in whole or from time to time in part prior to November 15, 2049 (the “Par Call Date”) at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes being redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the redemption date (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 50 basis points plus, in each case, accrued and unpaid interest to, but excluding, the Redemption Date.
On or after the Par Call Date, the Company may redeem the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.
Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on interest payment dates falling on or prior to a Redemption Date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to terms hereof and the Indenture.

The Company will mail, or otherwise provide, notice of any redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. Once notice of redemption is mailed or otherwise given, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the Redemption Date.
“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes (assuming, for this purpose, that the Notes matured on the Par Call Date).
“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.
“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
“Reference Treasury Dealer” means any one of the four primary U.S. Government securities dealers in the United States of America selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that Redemption Date.
On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate.
Repurchase Upon Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined below) occurs, unless the Company has exercised its right to redeem the Notes as set forth above under “Optional Redemption of Notes,” the Company will make an offer (the “Change of Control Offer”) to each Holder to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, or, at the Company’s option, prior to any Change of Control (as defined below), but after the public announcement of the Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflicts.
On the Change of Control Payment Date, the Company shall, to the extent lawful:
(a)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Company’s Change of Control Offer;
(b)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(c)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portion of Notes being purchased by the Company.
The Paying Agent will promptly mail to each Holder of properly tendered Notes the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.
The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
“Below Investment Grade Rating Event” means the rating on the Notes are lowered and the Notes are rated below an Investment Grade Rating by any two of the three Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade below investment grade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:

●
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries;

●	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section

13(d)(3) of the Exchange Act) becomes the “beneficial owner,” (as that term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or

●	the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the Notes and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Continuing Directors” means, as of any date of determination, members of the Board of Directors of the Company who (i) were members of such Board of Directors on the date of the issuance of the Notes; or (ii) were nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (i) or (ii) of this definition who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
“Fitch” means Fitch Ratings, Inc.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P and Fitch and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.
“Moody’s” means Moody’s Investors Service, Inc.
“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
Paying Agent
Initially, U.S. Bank National Association (as successor to Citibank, N.A.) (the “Trustee”) will act as paying agent. The Company may change any paying agent without notice to the Holders.
Indenture; Defined Terms
This Note is one of the 4.600% Senior Notes due 2050 issued under an Indenture, dated as of March 20, 2000, between the Company and the Trustee (as originally executed and delivered or, if amended or supplemented as therein provided, as so amended or supplemented or both, and including the forms and terms of particular Series of Securities established as contemplated thereunder, the “Indenture”).
Unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) (the “Trust Indenture Act”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the Trust Indenture Act, and thereafter as in effect on the date on which the Indenture is qualified under the Trust Indenture Act. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.
Denominations; Transfer; Exchange
The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.
Amendment; Supplement; Waiver
Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented and any existing default or Event of Default or compliance with certain provisions may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each Series (including the Notes) under the Indenture that are affected by such amendment, supplement or waiver (voting as one class). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially and adversely affect the rights of any Holder of a Note.
Defaults and Remedies
If an Event of Default under the Indenture occurs with respect to the Notes and shall not have been remedied or waived, unless the principal of all the Notes shall have already become due and payable, then either the Trustee or the Holders of not less than 25% in aggregate principal amount at maturity of the Notes then Outstanding, by written notice to the Company (and to the Trustee if given by such Holders), may declare the principal of all the Notes then Outstanding to be due and payable immediately, together with all accrued and unpaid interest thereon. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity as it reasonably requires. The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding to direct the Trustee in its exercise of any trust or power conferred on the Trustee with respect to the Notes by the Indenture. The Trustee may withhold from Holders of Notes notice of certain continuing defaults or Events of Default if it determines in good faith that withholding notice is in their interest.
Authentication
This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.
Abbreviations and Defined Terms
Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.
Further Issuances

The Company may create and issue additional notes pursuant to the Indenture, provided that if such additional notes are not fully fungible with the Notes for U.S. federal income tax purposes, the Company will cause such additional notes to be issued under a CUSIP number that is different from the CUSIP number printed on the Notes.
Governing Law
The laws of the State of New York shall govern the Indenture and this Note.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
1
I or we assign and transfer this Note to:

 (Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                            Your Signature:

Signature
Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.
__________________________________
Signature
Signature Guarantee:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian